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                            FIRST AMENDMENT OF LEASE

     FIRST AMENDMENT OF LEASE dated as of July 27, 1994 between 5 BECKER ASSOCIATES, a New Jersey limited partnership, having an address c/o Bellemead Management Co., Inc., 4 Becker Farm Road, Roseland, New Jersey 07068 (hereinafter called "Landloard") and NEW JERSEY MORTGAGE AND INVESTMENT CORP., a New Jersey Corporation having an address at 5 Becker Farm Road, Roseland, New Jersey 07068 (hereinafter called "Tenant").

                                  WITNESSETH:
     WHERAS:

     A. Landlord and Tenant heretofore entered into a certain lease dated April 2, 1993 (said lease, as the same may be amended from time to time, is hereinafter called the "Lease") with respect to premises on the first (1st) floor of that certain office building ("Building") known as and located at 5 Becker Farm Road, Roseland, New Jersey

     B. Tenant is desirous of increasing the size of the Demised Premises by the addition of some 4,507 rentable square feet ("Additional Space") on the first
(1st) floor of the Building; and

     C. The parties hereto desire to further modify the Lease in certain respects.

     NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto modify said Lease as follows:

     1. All terms contained in this First Amendment of Lease that are defined in the Lease, shall, for the purposes hereof, have the same meaning ascribed to them in the Lease.

     2. The Demised Premises shall be expanded to incorporate the Additional Space on or about August 1, 1994 (the "Estimated Additional Space Commencement Date"). Notwithstanding the above, the Additional Space commencement date (the "Additional Space Commencement Date") shall be the date upon which the work required to be performed by the Landload pursuant Paragraph 6 hereof (the "Additional Space Work") shall be substantially completed. The

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Additional Space Work shall be deemed to be substantially completed for all purposes hereunder, on the date upon which:

            (i) Landlord has procured a temporary or permanent Certificate of Occupancy, permitting occupancy of the Additional Space by the Tenant; and (ii) The Landlord's architects shall have certified that Landlord has substantially performed the Additional Space Work. Substantial completion shall be deemed to have occurred even though minor details of work remain to be done, provided such details do not materially interfere with the Tenant's use of the Additional Space.

     As of the Additional Space Commencement Date, Exhibit A (Rental Plan) to the Lease shall be modified by incorporating the attached Schedule A so that for all times after the Additional Space Commencement Date, the original Exhibit A to the Lease and Schedule A attached hereto shall collectively be deemed to be the new Exhibit A (Rental Plan) to the Lease.

     3. The Lease is hereby amended to provide that Tenant shall pay an annual Minimum Rent as follows:.

          TWO HUNDRED FORTY EIGHT THOUSAND SIX HUNDRED NINETY AND 00/100 DOLLARS ($248,690.00) for the period commencing on the Additional Space Commencement Date and ending on the Termination Date (July 31, 1998), payable in advance, on the first day of each calendar month in equal monthly installments of TWENTY THOUSAND SEVEN HUNDRED TWENTY FOUR AND 17/100 DOLLARS ($20,724.17).

     At all times prior to the Additional Space Commencement Date, Tenant shall continue to pay the Minimum Rent and Adjusted Minimum Rent stated in the Lease.

     4. At all times after the Additional Space Commencement Date, Section 36.2 of the Lease shall be modified to provide that the Demised Premises shall contain 15,304 square feet and that the Occupany Percentage shall be 12.93%.

     5. At all times after the Additional Space Commencement Date, Section 43.1 of the Lease shall be modified so that Tenant's License for Allotted Parking shall be for forty nine (49) cars, of which fourteen (14) spaces shall be designated for Tenant's sole use.

     6. Tenant agrees that it shall either approve Landlord's drawings for the Additional Space or provide to Landlord on or before the date hereof, such drawings and spcifications required by Landlord for Tenant's layout, partitioning, electrical,


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reflecting ceiling and other installations for the approval and acceptance of
Landlord. Landlord shall furnish and install in accordance with such drawings, the Additional Space Work described below at a cost to Tenant of $5,400.15. The Additional Space Work shall consist of those items enumerated on Schedule B attached hereto and made a part hereof. To the extent Tenant's drawings require work in addition to the Additional Space Work, such work shall be reduced to an "Extra" or "Change Order" to be excuted by both Landlord and Tenant, which shall indicate the work required, the cost thereof to be paid by Tenant, and the additional time required, if any, for completion. Tenant shall be responsible for any delays in completing the Additional Space or Demised Premises by reason of Tenant's failure to cooperate with Landlord, Tenant's delays in submitting any drawings or specifications, or in supplying information, or in approving drawings, specifications or estimates, or in giving autorizations, or by reason of any changes by Tenant in any designations previously made by Tenant, or by reason of any similar acts or omissions of Tenant or by reason of any cause or factor beyond Landlord's reasonable control, including but not limited to strikes or other labor disputes, accidents, orders or regulations of any federal, state, county or municipal authority, delays due to adjustment of insurance claims, lack of availability of materials, parts or services, acts of God, fire, earthquake, floods, explosion, action of the elements, war, hostilities, invasion, insurrection, riot, mob violence, sabotage or by reason of any other cause, whether similar or not to the foregoing, that is beyond the reasonable control of Landlord.

     7. If for any reason Tenant does not renew the Lease for an additional term of five (5) years or more, Tenant shall pay to Landlord the sum of TWO THOUSAND TWO HUNDRED EIGHTY AND 00/10O DOLLARS ($2,280.00) as a penalty (the "Penalty"). The Penalty shal1 be payable six (6) months prior to the termination date of the Lease.

     8. As of the Additional Space Commencement Date, Articles, 34 and 62 of the Lease shall be modified so that Tenant's security

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deposit shall be $20,724.17, in the form of cash or a letter of credit in accordance with Section 62.2 of the Lease.

     9. Tenant covenants, represents and warrants that no real estate broker other than Furst, Gelford & Tolstoi, P.A. is responsible for bringing about or negotiating this First Amendment of Lease and Tenant has not dealt with any other broker in connection with the consummation of this First Amendment of Lease. In accordance with the foregoing representation, Tenant covenants and agrees to pay, defend, hold harmless and indemnify Landlord and its directors, officers, partners, and their affiliates and/or subsidiaries from and against any and all cost, expenses, including attorney's fees (in settlement, at trial or on appeal), court costs and disbursements or liability for any commission or other compensation claimed by any broker or agent other than Furst, Gelford & Tolstoi, P.A. acting through or on behalf of Tenant with respect to this First Amendment of Lease. Landlord shall pay Furst, Gelford & Tolstoi, P.A. a one time commission in the amount of $25,104 within thirty (30) days after the Additional Space Commencement Date. There shall be no additional commissions payable and no additional protection granted to Furst, Gelford Tolstoi, P.A. whatsoever.

     10. Subject to the rights of existing tenants, Article 67 of the Lease is hereby modified so that the Option Space described therein shall include the balance of the space located on the first (1st) floor of the Building.

     11. Except as modified by this First Amendment of Lease, the Lease and all covenants, agreements, terms and conditions therof shall remain in full force and effect and are hereby in al1 respects ratified and confirmed. The terms and provisions of the Lease, as modified hereby, shall govern the Tenant's occupancy and use of the Demised Premises as increased by the Additional Space.

     12. Tenant represents that the undersigned officer of Tenant has been duly authorized on behalf of Tenant to enter into this First Amendment of Lease in accordance with the terms, covenats and conditions set forth herein, and, upon Landlord's request,


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Tenant shall deliver appropriate evidence of the accuracy of the foregoing representation.

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment of Lease as of the day and year first above written.

Signed, sealed and delivered               LANDLORD:

IN THE PRESENCE OF OR                      5 BECK ASSOCIATES
ATTESTED BY:                               By: 5 Becker Farm Corp.
                                               General Partner

/s/ Robert T. Lapidus                      By: /s/ James Servidea
-------------------------------               ---------------------------------
Robert T. Lapidus                             James Servidea
Assistant Secretary                           Vice President


                                           TENANT:

                                           NEW JERSEY MORTGAGE AND
                                           INVESTMENT CORP.

/s/ Joel Furst                             By: /s/ Stan Furst
--------------------------------              ---------------------------------
Joel Furst                                     Stan Furst
Secretary                                      President

     The undersigned is executing this First Amendment of Lease for the sole purpose of consenting to the terms of Paragraph 9 hereof.

                                         FURST, GELFORD TOLSTOI, P.A.


                                         By: /s/ Furst, Gelford Tolstoi
                                             -----------------------------

                                             Name: __________________
                                                     (Please Print)
                                             Title: _________________
                                                     (Please Print)


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